As Filed with the Securities and Exchange Commission on October 1, 2013

Registration No. 333-180488

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bank of America Corporation	Delaware	56-0906609
(Exact Name of Registrant as Specified in its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

(See Table of Additional Registrants)

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5681

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

GARY G. LYNCH

Global General Counsel

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5681

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

RICHARD W. VIOLA McGuireWoods LLP 201 North Tryon Street Charlotte, North Carolina 28202	Copies to:	JAMES R. TANENBAUM ANNA T. PINEDO Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104

Approximate date of commencement of the proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Debt Securities	(1)(2)(7)
Warrants
Purchase Contracts
Units(3)
Preferred Stock
Depositary Shares(4)
Common Stock, par value $0.01 per share
Junior Subordinated Notes

Trust Securities of BAC Capital Trusts VI, VII, VIII, XI, XIII, XIV, XV, XVI, XVII, XVIII, XIX and XX; NB Capital Trust III; Merrill Lynch Capital Trusts I, II and III; and Merrill Lynch Preferred Capital Trusts III, IV and V (collectively, the “Capital Trusts”)(5)

Partnership Preferred Securities of Merrill Lynch Preferred Funding III, L.P., Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Funding V, L.P. (collectively, the “Partnerships”)
Bank of America Corporation Guarantees with respect to Trust Securities and Partnership Preferred Securities(6)

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), Bank of America Corporation is deferring payment of the entire registration fee.
(2)	This Registration Statement also covers an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrants. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold under, registration statements previously filed by the Registrants. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.
(3)	Each unit will be issued under a unit agreement, indenture, or other agreement and will represent an interest in one or more debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares, common stock, and trust securities, as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.
(4)	Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(5)	This Registration Statement covers the securities that were previously or may be issued by any of the Capital Trusts from time to time, including but not limited to capital securities, preferred income trust securities, treasury income trust securities, and corporate income trust securities.
(6)	Bank of America Corporation also is registering the guarantees and other obligations that it may have with respect to trust securities or partnership preferred securities previously issued or to be issued by any of the Capital Trusts or the Partnerships, or with respect to similar securities that may be issued by similar entities formed in the future. No separate consideration will be received for any of the guarantees or other obligations. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or any other obligations.
(7)	Pursuant to Rule 457(q) under the Securities Act of 1933, no filing fee is required for the registration of an indeterminate amount of securities to be offered in market-making transactions by affiliates of the Registrants as described in Note (2) above.

Table of Additional Registrants

BAC Capital Trust VI

BAC Capital Trust VII

BAC Capital Trust VIII

BAC Capital Trust XI

BAC Capital Trust XIII

BAC Capital Trust XIV

BAC Capital Trust XV

BAC Capital Trust XVI

BAC Capital Trust XVII

BAC Capital Trust XVIII

BAC Capital Trust XIX

BAC Capital Trust XX

NB Capital Trust III

	Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware	03-6104157 73-6345874 20-6633721 20-7336759 20-7020707 20-7020714 26-6201018 26-6844426 26-6844429 26-6844432 26-6844434 26-6844436 56-6490302	Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina 28255 (704) 386-5681

Merrill Lynch Capital Trust I

Merrill Lynch Capital Trust II

Merrill Lynch Capital Trust III

Merrill Lynch Preferred Funding III, L.P.

Merrill Lynch Preferred Capital Trust III

Merrill Lynch Preferred Funding IV, L.P.

Merrill Lynch Preferred Capital Trust IV

Merrill Lynch Preferred Funding V, L.P.

Merrill Lynch Preferred Capital Trust V

	Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware	20-5981594 20-8880175 26-0688620 13-3982448 13-7139561 13-3982446 13-7139562 13-3983474 13-7140866	4 World Financial Center New York, New York 10080 (212) 449-1000
(Exact Name of Registrant as Specified in its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

EXPLANATORY NOTE

On October 1, 2013, Merrill Lynch & Co., Inc. (“Merrill Lynch”), a wholly-owned subsidiary of Bank of America Corporation (“Bank of America”), merged with and into Bank of America, with Bank of America continuing as the surviving corporation. This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-180488) is being filed by Bank of America and the other registrants to register under the Securities Act of 1933 outstanding debt securities and guarantees of Merrill Lynch (now obligations of Bank of America) and outstanding trust preferred securities and partnership preferred securities of Merrill Lynch Capital Trust I, Merrill Lynch Capital Trust II, Merrill Lynch Capital Trust III, Merrill Lynch Preferred Capital Trust III, Merrill Lynch Preferred Capital Trust IV, Merrill Lynch Preferred Capital Trust V, Merrill Lynch Preferred Funding III, L.P., Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Funding V, L.P., in each case in connection with offers and sales related to secondary market transactions in such securities.

The Registration Statement, originally filed on March 30, 2012, contained three prospectuses: two base prospectuses to be used in connection with initial offerings of securities as well as subsequent market-making transactions in such securities by affiliates of Bank of America (including Merrill Lynch, Pierce, Fenner & Smith Incorporated), and a market-maker prospectus intended for use by affiliates of Bank of America (including Merrill Lynch, Pierce, Fenner & Smith Incorporated) in connection with offers and sales related to secondary market transactions in securities previously registered under the Securities Act of 1933, as amended. No changes or additions are being made hereby to the first two prospectuses that form a part of the Registration Statement, and therefore they are omitted. The prospectus included in this Post-Effective Amendment No. 1 replaces the market-maker prospectus in the original Registration Statement in its entirety. This market-maker prospectus does not substitute or replace the original prospectuses relating to securities offered hereby, which are on file with the Securities and Exchange Commission.

PROSPECTUS

Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina 28255 (704) 386-5681

Debt Securities, Preferred Stock, Depositary Shares

and Junior Subordinated Notes

BAC Capital Trust VI

BAC Capital Trust VII

BAC Capital Trust VIII

BAC Capital Trust XI

BAC Capital Trust XIII

BAC Capital Trust XIV

BAC Capital Trust XV

NB Capital Trust III

Merrill Lynch Capital Trust I

Merrill Lynch Capital Trust II

Merrill Lynch Capital Trust III

Merrill Lynch Preferred Capital Trust III

Merrill Lynch Preferred Capital Trust IV

Merrill Lynch Preferred Capital Trust V

Merrill Lynch Preferred Funding III, L.P.

Merrill Lynch Preferred Funding IV, L.P.

Merrill Lynch Preferred Funding V, L.P.

Trust Preferred Securities and Partnership Preferred Securities guaranteed as set forth herein by Bank of America Corporation

Affiliates of Bank of America Corporation, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, may use this prospectus in connection with offers and sales in the secondary market of outstanding debt securities, preferred stock, depositary shares, junior subordinated notes, trust preferred securities, partnership preferred securities or guarantees referenced herein. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to market prices at the time of sale.

Our securities are unsecured. Our securities are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 1, 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or the SEC, and is intended to describe certain outstanding securities previously issued by us and our predecessor companies and affiliated trusts and partnerships.

This prospectus may be used by our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, in connection with offers and sales in the secondary market of the securities referenced in this prospectus. Any of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, may act as a principal or agent in these transactions. Any affiliate that is a member of the Financial Industry Regulatory Authority, Inc., will conduct these offers and sales in compliance with the requirements of FINRA Rule 5121 regarding the offer and sale of securities of an affiliate. The transactions in the secondary market by our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Our affiliates do not have any obligation to make a market in the securities and may discontinue their market-making activities at any time without notice, in their sole discretion.

We will not receive any proceeds from the sale of securities offered by this prospectus.

In considering an investment in the securities offered by this prospectus, you should rely only on the information included or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The delivery of this prospectus, at any time, does not create any implication that there has been no change in our affairs since the date of this prospectus or that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

We are offering to sell these securities only in places where sales are permitted. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction in which such offer or solicitation is unlawful.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references are to Bank of America Corporation.

BANK OF AMERICA CORPORATION

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company under the Gramm-Leach-Bliley Act. Our principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte,

North Carolina 28255 and our telephone number is (704) 386-5681. Through our banking and various nonbanking subsidiaries throughout the United States and in international markets, we provide a diversified range of banking and nonbanking financial services and products through five business segments: Consumer & Business Banking, Consumer Real Estate Services, Global Banking, Global Markets and Global Wealth & Investment Management.

THE TRUSTS

Each of the trusts listed on the cover page of this prospectus, which we refer to as the Trusts, is a statutory trust organized under Delaware law. Additional information with respect to the Trusts may be found in the prospectuses and supplements thereto with respect to the capital securities issued by the Trusts referred to below and incorporated herein by reference.

THE LIMITED PARTNERSHIPS

Each of the limited partnerships listed on the cover page of this prospectus, which we refer to herein as the “Partnerships,” is a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act. Additional information with respect to the Partnerships may be found in the prospectuses and supplements thereto with respect to the partnership preferred securities issued by the Partnerships referred to below and incorporated herein by reference.

DESCRIPTION OF THE SECURITIES

The outstanding securities being offered by use of this prospectus consist of debt securities, preferred stock, depositary shares, junior subordinated notes and debt securities, subordinated debentures, purchase contracts, trust preferred securities, partnership preferred securities and guarantees previously issued and registered under the following registration statements: 333-175599; 333-158663; 333-155381; 333-152418; 333-133852; 333-130821; 333-123714; 333-112708; 333-104151; 333-97197; 333-97157; 333-83503; 333-65750; 333-51367; 333-47222; 333-18273; 333-15375; 333-13811; 333-07229; 33-63097; 33-57533; 33-49881; 33-30717; 333-132911; 333-122639; 333-109802; 333-105098; 333-59997; 333-42859; 333-44173; and 33-27512. The descriptions of the securities being offered hereby are contained in the prospectuses and supplements thereto that are included in the registration statements referred to above pursuant to which such securities initially were offered. The disclosure information in the prospectuses and all supplements thereto constituting part of the registration statements referred to above is incorporated by reference into this prospectus, except that information contained in such prospectuses and supplements thereto that (1) constitutes a description of Bank of America, or (2) incorporates by reference any information contained in our current or periodic reports filed with the SEC, are superseded by the information in this prospectus. In addition, information contained in any of such prospectuses and supplements thereto that refers to Merrill Lynch & Co., Inc. (“Merrill Lynch”) as the issuer or guarantor of such securities shall be deemed to refer to Bank of America, as successor by merger to Merrill Lynch.

WHERE YOU CAN FIND MORE INFORMATION

We, the Trusts and the Partnerships have filed a registration statement on Form S-3 with the SEC covering the securities to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about us, the Trusts, the Partnerships and the securities being offered.

We and each of Merrill Lynch Preferred Capital Trust III (“Preferred Trust III”), Merrill Lynch Preferred Capital Trust IV (“Preferred Trust IV”), Merrill Lynch Preferred Capital Trust V (“Preferred Trust V,” and together with Preferred Trust III and Preferred Trust IV, the “ML Preferred Trusts”), and each of the Partnerships also file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we, the ML Preferred Trusts or the Partnerships file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com.

We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information we, the ML Preferred Trusts or the Partnerships file at the offices of The New York Stock Exchange LLC, 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows us to incorporate by reference the information that we, the ML Preferred Trusts and the Partnerships file with it. This means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•	our annual report on Form 10-K for the year ended December 31, 2012;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013;

•

our current reports on Form 8-K filed on January 7, 2013, January 17, 2013, January 23, 2013, January 31, 2013, March 5, 2013, March 14, 2013, March 15, 2013, April 1, 2013, April 17, 2013, May 6, 2013, May 8, 2013, May 28, 2013, May 29, 2013, July 2, 2013, July 17, 2013, July 24, 2013, August 22, 2013, September 3, 2013 and October 1, 2013 (in each case, other than information that is furnished but deemed not to have been filed);

•	each ML Preferred Trust’s annual report on Form 10-K for the year ended December 31, 2012;

•	each ML Preferred Trust’s quarterly reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013;

•	each Partnership’s annual report on Form 10-K for the year ended December 31, 2012;

•	each Partnership’s quarterly reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013; and

•	the descriptions of our series of preferred stock contained in our registration statements filed under Section 12 of the Securities Exchange Act with respect to such series of preferred stock.

We also incorporate by reference reports that we or any of the ML Preferred Trusts or the Partnerships will file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, on or after the date of this prospectus, but not any information that we may furnish but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Bank of America Corporation

Corporate Treasury Division

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5681

There are no separate financial statements of any of the Trusts other than the ML Preferred Trusts (the “Non-Reporting Trusts”) in this prospectus. We and the Non-Reporting Trusts do not believe these financial statements would be material to holders of the trust securities because each Non-Reporting Trust is a special purpose entity that does not have any independent operations other than issuing capital securities and common securities, holding our corresponding junior subordinated notes as trust assets, and other necessary or incidental activities as described in this prospectus or the original prospectuses and prospectus supplements for the offering of such trust securities. Furthermore, taken together, our obligations under each series of corresponding junior subordinated notes, the junior subordinated indenture under which the corresponding junior subordinated notes have been issued, the related declaration of trust, and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities of a Non-Reporting Trust. None of the Non-Reporting Trusts are subject to the reporting requirements of the Securities Exchange Act of 1934.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference statements in this prospectus that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. As a large, international financial services company, we face risks that are inherent in the businesses and market places in which we operate. Information regarding important factors that could cause our future financial performance to vary from that described in our forward-looking statements is contained in our annual report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus, under the captions “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as those discussed in our subsequent filings that are incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of our SEC filings.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

The legality of Bank of America’s securities being registered will be passed upon for us by McGuireWoods LLP, Charlotte, North Carolina. Certain matters of Delaware law relating to the validity of the trust preferred securities and partnership preferred securities being registered will be passed upon on behalf of the Trusts and the Partnerships by Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts and the Partnerships. McGuireWoods LLP regularly performs legal services for us. Some members of McGuireWoods LLP performing these legal services for us own shares of our common stock.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Merrill Lynch Preferred Capital Trust III and Merrill Lynch Preferred Funding III, L.P. incorporated in this Prospectus by reference to their Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Merrill Lynch Preferred Capital Trust IV and Merrill Lynch Preferred Funding IV, L.P. incorporated in this Prospectus by reference to their Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Merrill Lynch Preferred Capital Trust V and Merrill Lynch Preferred Funding V, L.P. incorporated in this Prospectus by reference to their Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses, other than underwriting or broker-dealer fees, discounts and commissions, in connection with the offering are as follows:

Securities Act Registration Fee	$	*
Printing and Engraving Expenses		500,000
Legal Fees and Expenses		500,000
Accounting Fees and Expenses		500,000
Trustee Fees		475,000
Rating Agency Fees and Expenses		1,200,000
Listing Fees and Expenses		500,000
Miscellaneous		50,000

		$3,725,000

*	The registration fee has been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of Section 145 of the Delaware Corporation Law.

Article VIII of bylaws of Bank of America Corporation (“Bank of America”) provides for indemnification to the fullest extent authorized by the Delaware Corporation Law for any person who is or was a director or officer of Bank of America who is or was involved or threatened to be made involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, manager or employee of Bank of America or is or was serving at the request of Bank of America as a director, officer, manager or employee of any other enterprise. Such indemnification is provided only if the director, officer, manager or employee acted in good faith and in a manner that the director, officer, manager or employee reasonably believed to be in, or not opposed to, the best interests of Bank of America, and with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

The foregoing is only a general summary of certain aspects of the Delaware Corporation Law and Bank of America’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware Corporation Law and Article VIII of the bylaws of Bank of America.

Pursuant to Bank of America’s bylaws, Bank of America may maintain a directors’ and officers’ insurance policy which insures the directors and officers of Bank of America against liability asserted against such persons in such capacity whether or not Bank of America would have the power to indemnify such person against such liability under the Delaware Corporation Law.

The respective amended and restated Declarations of Trust of BAC Capital Trusts VI, VII, VIII, XI, XIII, XIV, XV, XVI, XVII, XVIII, XIX and XX and NB Capital Trust III (each a “Trust” and together the “Trusts”) provide that to the fullest extent permitted by applicable law, Bank of America shall indemnify each of the regular trustees of the respective Trust, any affiliate of any such regular trustee, any officer, director, shareholder, member, partner, employee, representative or agent of any such regular trustee, or any employee or agent of the Trust or its affiliates (each for purposes of this paragraph a “Company Indemnified Person”), who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declarations of Trust also provide that, to the fullest extent permitted by applicable law, expenses (including reasonable attorneys’ fees and expenses) incurred by a Company Indemnified Person in defending such a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Bank of America in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Bank of America as authorized in the

Declaration of Trust. The Declarations of Trust further provide that the (i) Delaware Trustee (as defined therein), (ii) Property Trustee (as defined therein), (iii) any affiliate of the Delaware Trustee or the Property Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Delaware Trustee or the Property Trustee (each of the persons referred to in (i) through (iv), for purposes of this paragraph, a “Fiduciary Indemnified Person”) or a Company Indemnified Person (for purposes of this paragraph, together with a “Fiduciary Indemnified Person, an “Indemnified Person”), shall not be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person (as defined therein) for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration of Trust, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions. The Declarations of Trust further provide that Bank of America shall indemnify and hold harmless each Fiduciary Indemnified Person from and against any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of such Fiduciary Indemnified Person) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties under the applicable Declaration of Trust.

The respective amended and restated trust agreements of Merrill Lynch Capital Trust I, Merrill Lynch Capital Trust II and Merrill Lynch Capital Trust III (collectively, the “ML Capital Trusts”) provide that, to the fullest extent permitted by law, Bank of America shall indemnify each administrative trustee of the applicable trust, any affiliate of any such administrative trustee, any officer, director, shareholder, member, partner, employee, representative or agent of any administrative trustee or any affiliate thereof, or any officer, employee or agent of the trust or its affiliates (each for purposes of this paragraph, a “Company Indemnified Person”), from and against any loss, damage, liability, tax, penalty, expense, judgment, fine and amounts paid in settlement incurred by such Company Indemnified Person in connection with any threatened, pending or completed action, suit, proceeding or claim of any kind or nature (including any civil, criminal, administrative or investigative action, suit, proceeding and claim) relating to or arising from the creation, operation or termination of the trust or any act or omission performed or omitted to be performed by such Company Indemnified Person in connection therewith, including acts and omissions constituting negligence, if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the trust, except that no Company Indemnified Person shall be entitled to be indemnified in respect of any loss incurred by such person to the extent such loss resulted from the gross negligence or willful misconduct of such person. The trust agreements also provide that expenses (including attorneys’ fees) incurred by a Company Indemnified Person in defending such a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Bank of America in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Bank of America as authorized in the trust agreement. The trust agreements also provide that Bank of America or the respective trust may purchase and maintain insurance on behalf of any Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Bank of America would have the power to indemnify him against such liability under the trust agreement.

The respective amended and restated declarations of trust of Merrill Lynch Preferred Capital Trust III, Merrill Lynch Preferred Capital Trust IV and Merrill Lynch Preferred Capital Trust V (collectively, the “ML Preferred Trusts”) provide that, to the fullest extent permitted by applicable law, Bank of America shall indemnify and hold harmless each regular trustee of the applicable trust, any affiliate of any regular trustee, any officer, director, shareholder, member, partner, employee, representative or agent of any regular trustee or any officer, director, shareholder, member, partner, employee, representative or agent of the trust or its affiliates (each for purposes of this paragraph a “Company Indemnified Person”), who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The declarations of trust also provide that Bank of America shall indemnify, to the fullest extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the trust unless the applicable court determines that such person is fairly and reasonable entitled to indemnity for such expenses. The declarations of trust further provide that expenses (including attorneys’ fees) incurred by a Company Indemnified Person in defending such a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Bank of America in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Bank of America as authorized in the declaration of trust. Under the respective declarations of trust, Bank of America or the trust may purchase and maintain insurance on behalf of any Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not Bank of America would have the power to indemnify him against such liability under the declaration of trust.

The respective amended and restated limited partnership agreements of Merrill Lynch Preferred Funding III, L.P., Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Funding V, L.P. (each a “Partnership”) provide that, to the fullest extent permitted by applicable law, the applicable Partnership shall indemnify and hold harmless each of the general partner, any special representative, any affiliate of the general partner or any special representative, any officer, director, shareholder, member, partner, employee, representative or agent of the general partner or any special representative, or any of their respective affiliates, or any employee or agent of the Partnership or its affiliates (each a “Partnership Indemnified Person”), from and against any loss, damage or claim incurred by such Partnership Indemnified Person by reason of any act or omission performed or omitted by such Partnership Indemnified Person in good faith on behalf of the Partnership and in a manner such Partnership Indemnified Person reasonably believed to be within the scope of authority conferred on such Partnership Indemnified Person by the limited partnership agreement, except that no Partnership Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Partnership Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions. Each limited partnership agreement also provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Partnership Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Partnership Indemnified Person to repay such amount if it shall be determined that the Partnership Indemnified Person is not entitled to be indemnified as authorized in the limited partnership agreement.

The administrative trustees of the ML Capital Trusts and the regular trustees of the Trusts and ML Preferred Trusts are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacity and against which they cannot be indemnified by Bank of America or the applicable trust.

In addition, certain sections of the forms of underwriting or distribution agreements filed or to be filed as exhibits to this registration statement provide for indemnification of Bank of America and its directors and officers and the Trusts and each of the Property Trustee, Delaware Trustee and Regular Trustees by the underwriters or agents against certain liabilities, including certain liabilities under the Securities Act, in connection with certain offerings of securities under the Registration Statement. From time to time similar provisions have been contained in other agreements relating to other securities of Bank of America.

Item 16. List of Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement for Debt Securities, incorporated herein by reference to Exhibit 1.1 of the Registration Statement on Form S-3 (No. 333-133852) of Bank of America Corporation (the “Company”)

1.2	Form of Underwriting Agreement for Preferred Stock, incorporated herein by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

1.3	Form of Underwriting Agreement for Common Stock, incorporated herein by reference to Exhibit 1.3 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

1.4	Form of Underwriting Agreement for Depositary Shares, incorporated herein by reference to Exhibit 1.4 of the Company’s Registration Statement on Form S-3 (No. 333-158663)

1.5	Form of Underwriting Agreement for Warrants and Units, incorporated herein by reference to Exhibit 1.4 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

1.6	Form of Underwriting Agreement for Purchase Contracts*

1.7	Form of Underwriting Agreement for Trust Securities, incorporated herein by reference to Exhibit 1.6 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

1.8	Distribution Agreement dated as of April 10, 2008, between Bank of America Corporation, Banc of America Securities LLC, and Banc of America Investment Services, Inc., incorporated herein by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed April 15, 2008

Exhibit No.	Description
1.9	Letter agreement dated January 2, 2009, between Bank of America Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and First Republic Securities Company, LLC, incorporated herein by reference to Exhibit 1.9 of the Company’s Registration Statement on Form S-3 (No. 333-158663)

1.10	Form of Supplement to Series L Distribution Agreement, between Bank of America Corporation, Banc of America Securities LLC, Banc of America Investment Services, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and First Republic Securities Company, LLC, incorporated herein by reference to Exhibit 1.10 of the Company’s Registration Statement on Form S-3 (No. 333-158663)

1.11	Form of Second Supplement to Series L Distribution Agreement, between Bank of America Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated ††

4.1	Amended and Restated Certificate of Incorporation of Bank of America Corporation, including Certificates of Designation and other descriptions of outstanding series of Preferred Stock, incorporated herein by reference to Exhibit 3(a) of the Company’s Quarterly Report on Form 10-Q (File No. 1-6523) for the quarter ended June 30, 2013

4.2	Amended and Restated Bylaws of Bank of America Corporation, incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 22, 2013

4.3	Indenture dated as of January 1, 1995 (for senior debt securities), between NationsBank Corporation and BankAmerica National Trust Company, as trustee (the “1995 Company Senior Indenture”), incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3 (No. 33-57533)

4.4	Successor Trustee Agreement effective December 15, 1995, between NationsBank Corporation and First Trust of New York, National Association (now U.S. Bank Trust National Association), as successor trustee to BankAmerica National Trust Company, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (No. 333-07229)

4.5	First Supplemental Indenture to the 1995 Company Senior Indenture, dated as of September 18, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and U.S. Bank Trust National Association, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 18, 1998

4.6	Second Supplemental Indenture to the 1995 Company Senior Indenture, dated as of May 7, 2001, among Bank of America Corporation, U.S. Bank Trust National Association, as Prior Trustee, and The Bank of New York, as Successor Trustee, incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 14, 2001

4.7	Third Supplemental Indenture to the 1995 Company Senior Indenture, dated as of July 28, 2004, between Bank of America Corporation (successor to NationsBank Corporation) and The Bank of New York (successor to U.S. Bank Trust National Association), incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 27, 2004

4.8	Fourth Supplemental Indenture to the 1995 Company Senior Indenture, dated as of April 28, 2006, between Bank of America Corporation and The Bank of New York Trust Company, N.A. (successor to The Bank of New York), incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

Exhibit No.	Description
4.9	Agreement of Appointment and Acceptance dated as of December 29, 2006, between Bank of America Corporation and The Bank of New York Trust Company, N.A. (successor trustee to The Bank of New York), incorporated herein by reference to Exhibit 4(aaa) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2006

4.10	Fifth Supplemental Indenture to the 1995 Company Senior Indenture, dated as of December 1, 2008, between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York), incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed December 5, 2008

4.11	Sixth Supplemental Indenture to the 1995 Company Senior Indenture, dated as of February 23, 2011, between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A.(successor to The Bank of New York), incorporated herein by reference to Exhibit 4(ee) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2010

4.12	Form of Senior Registered Note, incorporated herein by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.13	Form of Global Senior Medium-Term Note, Series L ††

4.14	Form of Master Global Senior Medium-Term Note, Series L ††

4.15	Indenture dated as of January 1, 1995 (for subordinated debt securities), between NationsBank Corporation and The Bank of New York, as trustee (the “the 1995 Company Subordinated Indenture”), incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (No. 33-57533)

4.16	First Supplemental Indenture to the 1995 Company Subordinated Indenture, dated as of August 28, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.8 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 18, 1998

4.17	Second Supplemental Indenture to the 1995 Company Subordinated Indenture, dated as of January 25, 2007, between Bank of America Corporation and The Bank of New York Trust Company, N.A., incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-4 (No. 333-141361)

4.18	Third Supplemental Indenture to the 1995 Company Subordinated Indenture, dated as of February 23, 2011, between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A.(successor to The Bank of New York), incorporated herein by reference to Exhibit 4(ff) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2010

4.19	Form of Subordinated Registered Note, incorporated herein by reference to Exhibit 4.10 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.20	Form of Global Subordinated Medium-Term Note, Series L ††

4.21	Indenture dated as of November 1, 1992, between NationsBank Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K (File No. 1-6523) filed March 1, 1993

Exhibit No.	Description
4.22	First Supplemental Indenture dated as of July 1, 1993, between NationsBank Corporation and The Bank of New York, as Trustee, to the Indenture dated as of November 1, 1992 between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed July 7, 1993

4.23	Second Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and The Bank of New York, as Trustee, to the Indenture dated as of November 1, 1992 between NationsBank Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4(i) to the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998

4.24	Indenture dated as of September 1, 1989 between NCNB Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 33-30717)

4.25	First Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation (successor to NCNB Corporation), NationsBank (DE) Corporation and The Bank of New York, as Trustee, to the Indenture dated as of September 1, 1989 between NCNB Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4(f) to the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998

4.26-4.28	Intentionally omitted

4.29	Indenture dated as of October 1, 1992, between Fleet Financial Group, Inc. and The First National Bank of Chicago, as Trustee, incorporated herein by reference to Exhibit 4(d) to the Registration Statement on Form S-3/A (No. 33-50216) of Fleet Financial Group, Inc.

4.30	First Supplemental Indenture dated as of November 30, 1992, between Fleet Financial Group, Inc. and The First National Bank of Chicago, as Trustee, incorporated herein by reference to Exhibit 4 to Fleet Financial Group, Inc.’s Current Report on Form 8-K (File No. 1-06366) filed December 2, 1992

4.31	Second Supplemental Indenture dated as of March 18, 2004, among Bank of America, FleetBoston Financial Corporation (successor to Fleet Financial Group, Inc.), and J.P. Morgan Trust Company, N.A. (successor to The First National Bank of Chicago), as Trustee, incorporated herein by reference to Exhibit 4.59 to Bank of America’s Amendment No. 1 to Registration Statement on Form S-3 (No. 333-112708)

4.32	Indenture dated as of September 29, 1992, between MBNA Corporation and Bankers Trust Company, as Trustee, incorporated herein by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (No. 33-95600) of MBNA Corporation

4.33	First Supplemental Indenture dated as of December 21, 2005, among Bank of America Corporation, MBNA Corporation and Deutsche Bank Trust Company Americas (successor to Bankers Trust Company), as Trustee, incorporated herein by reference to Exhibit 4.32 to the Company’s Registration Statement on Form S-3 (No. 333-130821)

4.34	Indenture dated as of February 1, 2005, among Countrywide Financial Corporation, Countrywide Home Loans, Inc. and The Bank of New York, as Trustee (the “2005 Countrywide Indenture”), incorporated herein by reference to Exhibit 4.58 of Countrywide Financial Corporation’s Quarterly Report on Form 10-Q (File No. 1-12331-01) for the quarter ended March 31, 2006

Exhibit No.	Description
4.35	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2005 Countrywide Indenture, incorporated herein by reference to Exhibit 4.2 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed July 8, 2008

4.36	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation), Countrywide Home Loans, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2005 Countrywide Indenture, incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008

4.37	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2005 Countrywide Indenture, incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008

4.38-4.42	Intentionally omitted

4.43	Indenture dated as of December 1, 2001, among Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee (the “2001 Countrywide Indenture”), incorporated herein by reference to Exhibit 4.25 to Countrywide Financial Corporation’s Annual Report on Form 10-K (File No. 1-12331-01) for the year ended December 31, 2003

4.44	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2001 Countrywide Indenture, incorporated herein by reference to Exhibit 4.4 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed July 8, 2008

4.45	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2001 Countrywide Indenture, incorporated herein by reference to Exhibit 4.15 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008

4.46	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2001 Countrywide Indenture, incorporated herein by reference to Exhibit 4.16 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008

4.47	Agreement of Resignation, Appointment and Acceptance dated as of December 10, 2008, among Bank of America Corporation, The Bank of New York Mellon (formerly The Bank of New York) and The Bank of New York Mellon Trust Company, N.A., incorporated herein by reference to Exhibit 4.76 of the Company’s Post-Effective Amendment No.1 to the Registration Statement on Form S-3 (No. 333-158663)

Exhibit No.	Description
4.48	Indenture dated as of May 16, 2006, between Countrywide Financial Corporation and The Bank of New York, as Trustee (the “2006 Countrywide Indenture”), relating to the 6.25% Subordinated Notes due May 15, 2016, incorporated herein by reference to Exhibit 4.27 to Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed May 16, 2006

4.49	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Financial Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2006 Countrywide Indenture, incorporated herein by reference to Exhibit 4.1 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed July 8, 2008

4.50	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2006 Countrywide Indenture, incorporated herein by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008

4.51	Agreement of Resignation, Appointment and Acceptance, dated as of January 1, 2009, among Bank of America Corporation (successor in interest to Countrywide Financial Corporation), as issuer; the Bank of New York Mellon, as the resigning trustee, and Deutsche Bank Trust Company Americas, as successor trustee, relating to the 2006 Countrywide Indenture, incorporated herein by reference to Exhibit 4.172 of the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement No. 333-158663)

4.52	Amended and Restated Senior Indenture dated as of July 1, 2001 (for senior Internotes) between Bank of America Corporation and The Bank of New York, as trustee (the “Amended and Restated Senior Indenture”), incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (No. 333-65750)

4.53	First Supplemental Indenture dated as of February 23, 2011, between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York), supplementing the Amended and Restated Senior Indenture, incorporated herein by reference to Exhibit 4(gg) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2010

4.54	Amended and Restated Subordinated Indenture dated as of July 1, 2001 (for subordinated Internotes) between Bank of America Corporation and The Bank of New York, as trustee (the “Amended and Restated Subordinated Indenture”), incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (No. 333-65750)

4.55	First Supplemental Indenture dated as of February 23, 2011, between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York), supplementing the Amended and Restated Subordinated Indenture, incorporated herein by reference to Exhibit 4(hh) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2010

4.56	Restated Senior Indenture dated as of January 1, 2001 between Bank of America Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.1 of the Company’s Amendment No. 1 to Registration Statement on Form S-3 (No. 333-47222)

Exhibit No.	Description
4.57	Restated Subordinated Indenture dated as of January 1, 2001 between Bank of America Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.2 of the Company’s Amendment No. 1 to Registration Statement on Form S-3 (No. 333-47222)

4.58	Form of Certificate for Preferred Stock, incorporated herein by reference to Exhibit 4.14 of the Company’s Registration Statement on Form S-3 (No. 333-112708)

4.59	Specimen Common Stock Certificate, incorporated herein by reference to Exhibit 4.15 of the Company’s Registration Statement on Form S-3 (No. 333-112708)

4.60	Form of Deposit Agreement, incorporated herein by reference to Exhibit 4.20 of the Company’s Registration Statement on Form S-3 (No. 333-158663)

4.61	Form of Depositary Receipt (included in Exhibit 4.60)

4.62	Form of Warrant Agreement for Universal Warrant*

4.63	Form of Warrant Agreement for Warrants Sold Alone*

4.64	Form of Warrant Agreement for Warrants Sold Attached to Debt Securities*

4.65	Form of Prepaid Unit Agreement, including form of prepaid unit certificate*

4.66	Form of Non-Prepaid Unit Agreement*

4.67	Form of Put Warrant (included in Exhibit 4.63)

4.68	Form of Call Warrant (included in Exhibit 4.63)

4.69	Form of Prepaid Purchase Contract*

4.70	Form of Non-Prepaid Purchase Contract*

4.71	Certificate of Trust of BAC Capital Trust XVI, incorporated herein by reference to Exhibit 4.28 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.72	Certificate of Trust of BAC Capital Trust XVII, incorporated herein by reference to Exhibit 4.29 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.73	Certificate of Trust of BAC Capital Trust XVIII, incorporated herein by reference to Exhibit 4.30 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.74	Certificate of Trust of BAC Capital Trust XIX, incorporated herein by reference to Exhibit 4.31 of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-133852)

4.75	Certificate of Trust of BAC Capital Trust XX, incorporated herein by reference to Exhibit 4.32 of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-133852)

4.76	Declaration of Trust of BAC Capital Trust XVI, incorporated herein by reference to Exhibit 4.37 of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-133852)

4.77	Declaration of Trust of BAC Capital Trust XVII, incorporated herein by reference to Exhibit 4.38 of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-133852)

4.78	Declaration of Trust of BAC Capital Trust XVIII, incorporated herein by reference to Exhibit 4.39 of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-133852)

Exhibit No.	Description
4.79	Declaration of Trust of BAC Capital Trust XIX, incorporated herein by reference to Exhibit 4.40 of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-133852)

4.80	Declaration of Trust of BAC Capital Trust XX, incorporated herein by reference to Exhibit 4.41 of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-133852)

4.81	Form of Amended and Restated Declaration of Trust for each of BAC Capital Trusts XVI-XX ††

4.82	Restated Indenture dated as of November 1, 2001 (for junior subordinated debt securities) between Bank of America Corporation and The Bank of New York, as Trustee (the “2001 Company Restated Indenture”), incorporated herein by reference to Exhibit 4.10 of Amendment No. 1 to the Company’s Registration Statement on Form S-3 (No. 333-70984)

4.83	Form of Supplemental Indenture to be used in connection with the issuance of the Company’s Junior Subordinated Notes, incorporated herein by reference to Exhibit 4.44 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.84	Form of Capital Security (included in 4.81 above)

4.85	Form of Junior Subordinated Note (included in 4.83 above)

4.86	Form of Guarantee with respect to Capital Securities to be issued by the respective BAC Capital Trusts XVI-XX, incorporated herein by reference to Exhibit 4.47 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.87-4.91	Intentionally omitted

4.92	Certificate of Trust of BAC Capital Trust VI, incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 (No. 333-104151)

4.93	Certificate of Trust of BAC Capital Trust VII, incorporated herein by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-3 (No. 333-104151)

4.94	Certificate of Trust of BAC Capital Trust VIII, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (No. 333-123714)

4.95	Intentionally omitted

4.96	Certificate of Trust of BAC Capital Trust XI, incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (No. 333-123714)

4.97	Intentionally omitted

4.98	Certificate of Trust of BAC Capital Trust XIII, incorporated herein by reference to Exhibit 4.25 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.99	Certificate of Trust of BAC Capital Trust XIV, incorporated herein by reference to Exhibit 4.26 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.100	Certificate of Trust of BAC Capital Trust XV, incorporated herein by reference to Exhibit 4.27 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.101	Intentionally omitted

Exhibit No.	Description
4.102	Certificate of Trust of NB Capital Trust III, incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 (No. 333-15375)

4.103-4.108	Intentionally omitted

4.109	Amended and Restated Declaration of Trust of BAC Capital Trust VI dated as of February 24, 2005 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 9, 2005

4.110	Amended and Restated Declaration of Trust of BAC Capital Trust VII dated as of August 4, 2005 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 11, 2005

4.111	Amended and Restated Declaration of Trust of BAC Capital Trust VIII dated as of August 17, 2005 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 26, 2005

4.112	Intentionally omitted

4.113	Amended and Restated Declaration of Trust of BAC Capital Trust XI dated as of May 15, 2006 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed May 23, 2006

4.114	Intentionally omitted

4.115	Amended and Restated Declaration of Trust of BAC Capital Trust XIII dated as of February 16, 2007 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007

4.116	Amended and Restated Declaration of Trust of BAC Capital Trust XIV dated as of February 16, 2007 (including form of capital security), incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007

4.117	Amended and Restated Declaration of Trust of BAC Capital Trust XV dated May 23, 2007 (including form of capital security), incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 1, 2007

4.118	Intentionally omitted

4.119	Amended and Restated Declaration of Trust of NB Capital Trust III dated January 22, 1997 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 3, 1997

4.120-41.30	Intentionally omitted

4.131	Amendment No. 1 to the Amended and Restated Declaration of Trust of BAC Capital Trust VI, dated as of November 7, 2011 ††

4.132	Amendment No. 2 to the Amended and Restated Declaration of Trust of BAC Capital Trust VI, dated as of November 10, 2011 ††

Exhibit No.	Description
4.133	Amendment No. 1 to the Amended and Restated Declaration of Trust of BAC Capital Trust VII, dated as of November 7, 2011 ††

4.134	Amendment No. 2 to the Amended and Restated Declaration of Trust of BAC Capital Trust VII, dated as of November 10, 2011 ††

4.135	Amendment No. 1 to the Amended and Restated Declaration of Trust of BAC Capital Trust VII, dated as of November 7, 2011 ††

4.136	Amendment No. 2 to the Amended and Restated Declaration of Trust of BAC Capital Trust VIII, dated as of November 10, 2011 ††

4.137-4.138	Intentionally omitted

4.139	Amendment No. 1 to the Amended and Restated Declaration of Trust of BAC Capital Trust XI, dated as of November 7, 2011 ††

4.140	Amendment No. 2 to the Amended and Restated Declaration of Trust of BAC Capital Trust XI, dated as of November 10, 2011 ††

4.141-4.142	Intentionally omitted

4.143	Amendment No. 1 to the Amended and Restated Declaration of Trust of BAC Capital Trust XIII, dated as of December 8, 2011 ††

4.144	Amendment No. 2 to the Amended and Restated Declaration of Trust of BAC Capital Trust XIII, dated as of January 12, 2012 ††

4.145	Amendment No. 1 to the Amended and Restated Declaration of Trust of BAC Capital Trust XIV, dated as of December 8, 2011 ††

4.146	Amendment No. 2 to the Amended and Restated Declaration of Trust of BAC Capital Trust XIV, dated as of January 12, 2012 ††

4.147	Amendment No. 1 to the Amended and Restated Declaration of Trust of BAC Capital Trust XV, dated as of November 7, 2011 ††

4.148	Amendment No. 2 to the Amended and Restated Declaration of Trust of BAC Capital Trust XV, dated as of November 10, 2011 ††

4.149-4.150	Intentionally omitted

4.151	Amendment No. 1 to the Amended and Restated Declaration of Trust of NB Capital Trust III, dated as of November 7, 2011 ††

4.152-41.59	Amendment No. 2 to the Amended and Restated Declaration of Trust of NB Capital Trust III, dated as of November 10, 2011 ††

4.160	Sixth Supplemental Indenture dated as of March 8, 2005 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, to the 2001 Company Restated Indenture, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 9, 2005

4.161	Seventh Supplemental Indenture dated as of August 10, 2005 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, to the 2001 Company Restated Indenture, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 11, 2005

Exhibit No.	Description
4.162	Eighth Supplemental Indenture dated as of August 25, 2005 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, to the 2001 Company Restated Indenture, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 26, 2005

4.163	Intentionally omitted

4.164	Eleventh Supplemental Indenture dated as of May 23, 2006 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, to the 2001 Company Restated Indenture, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed May 23, 2006

4.165	Intentionally omitted

4.166	Thirteenth Supplemental Indenture dated as of February 16, 2007 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York Trust Company, N.A., as successor Trustee, to the 2001 Restated Indenture, incorporated herein by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007

4.167	Fourteenth Supplemental Indenture dated as of February 16, 2007 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York Trust Company, N.A., as successor Trustee, to the 2001 Restated Indenture, incorporated herein by reference to Exhibit 4.7 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007

4.168	Fifteenth Supplemental Indenture dated as of May 31, 2007 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York Trust Company, N.A., as successor Trustee, to the 2001 Company Restated Indenture, incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 1, 2007

4.169	Sixteenth Supplemental Indenture dated as of December 8, 2011 between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, to the 2001 Restated Indenture, incorporated herein by reference to Exhibit 4(ff) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2011

4.170	Seventeenth Supplemental Indenture dated as of December 8, 2011 between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, to the 2001 Restated Indenture, incorporated herein by reference to Exhibit 4(gg) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2011

4.171	Eighteenth Supplemental Indenture dated as of January 12, 2012 between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, to the 2001 Restated Indenture, incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed January 13, 2012

4.172	Nineteenth Supplemental Indenture dated as of January 12, 2012 between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, to the 2001 Restated Indenture, incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed January 13, 2012

Exhibit No.	Description
4.173	Indenture dated as of November 27, 1996 between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.10 of the Company’s Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-15375)

4.174	Intentionally omitted

4.175	Third Supplemental Indenture dated as of February 3, 1997 (including form of junior subordinated note) between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 3, 1997

4.176-4.181	Intentionally omitted

4.182	Capital Securities Guarantee Agreement with respect to BAC Capital Trust VI, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 9, 2005

4.183	Capital Securities Guarantee Agreement with respect to BAC Capital Trust VII, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 11, 2005

4.184	Capital Securities Guarantee Agreement with respect to BAC Capital Trust VIII, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 26, 2005

4.185	Intentionally omitted

4.186	Capital Securities Guarantee Agreement with respect to BAC Capital Trust XI, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed May 23, 2006

4.187	Intentionally omitted

4.188	HITS Guarantee Agreement with respect to BAC Capital Trust XIII, incorporated herein by reference to Exhibit 4.12 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007

4.189	HITS Guarantee Agreement with respect to BAC Capital Trust XIV, incorporated herein by reference to Exhibit 4.13 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007

4.190	Capital Securities Guarantee Agreement with respect to BAC Capital Trust XV, incorporated herein by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 1, 2007

4.191	Intentionally omitted

4.192	Form of Guarantee Agreement with respect to NB Capital Trust III, incorporated herein by reference to Exhibit 4.12 of the Company’s Registration Statement on Form S-3 (Registration No. 333-18273)

4.193	Senior Indenture, dated as of April 1, 1983, as amended and restated as of April 1, 1987, between Merrill Lynch & Co., Inc. (“Merrill Lynch”) and The Bank of New York Mellon,[1] as Trustee (the “1983 ML Senior Indenture”), and the Supplemental Indenture thereto dated as of March 15, 1990, incorporated by reference to Exhibit 4(i) to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 31, 1999 (the “1999 ML 10-K”)

[1]	As used in this section of this Registration Statement, “The Bank of New York Mellon” means The Bank of New York Mellon, a New York banking corporation and successor to the corporate trust business of The Bank of New York, JPMorgan Chase Bank, N.A., the entity formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).

Exhibit No.	Description
4.194	Sixth Supplemental Indenture to the 1983 ML Senior Indenture, dated as of October 25, 1993, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(ii) to the 1999 ML 10-K

4.195	Twelfth Supplemental Indenture to the 1983 ML Senior Indenture, dated as of September 1, 1998, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No 1-7182) filed October 21, 1998

4.196	Fifteenth Supplemental Indenture to the 1983 ML Senior Indenture, dated as of October 14, 2003, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b)(ix) to Merrill Lynch’s Registration Statement on Form 5-3 (No. 333-109802)

4.197	Eighteenth Supplemental Indenture to the 1983 ML Senior Indenture, dated as of October 21, 2004, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b)(xiv) to Merrill Lynch’s Registration Statement on Form 5-3 (No. 333122639)

4.198	Twentieth Supplemental Indenture to the 1983 ML Indenture, dated as of September 30, 2013, among Bank of America Corporation, Merrill Lynch & Co., Inc. and The Bank of New York Mellon

4.199	Senior Indenture, dated as of October 1, 1993, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon (the “1993 ML Senior Indenture”), incorporated by reference to Exhibit 4(iv) to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 25, 1998

4.200	First Supplemental Indenture to the 1993 ML Senior Indenture, dated as of June 1, 1998, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed July 2, 1998

4.201	Second Supplemental Indenture to the 1993 ML Indenture, dated as of September 30, 2013, among Bank of America Corporation, Merrill Lynch & Co., Inc. and The Bank of New York Mellon

4.202	Form of Subordinated Indenture, dated as of December 17, 1996, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, as Trustee (the “1996 ML Subordinated Indenture”), incorporated by reference to Exhibit 4.7 to Amendment No. 2 to Merrill Lynch’s Registration Statement on Form S-3 (No 333-16603)

4.203	Supplemental Indenture to the 1996 ML Subordinated Indenture, dated as of May 16, 2006, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No 1-7182) filed May 16, 2006

4.204	Second Supplemental Indenture to the 1996 ML Subordinated Indenture, dated as of September 30, 2013, among Bank of America Corporation, Merrill Lynch & Co., Inc. and The Bank of New York Mellon

4.205	Junior Subordinated Indenture, dated as of December 14, 2006, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, as trustee (the “2006 ML Junior Subordinated Indenture), incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed December 14, 2006

Exhibit No.	Description
4.206	First Supplemental Indenture to the 2006 ML Junior Subordinated Indenture, dated as of December 14, 2006, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed December 14, 2006

4.207	Second Supplemental Indenture to the 2006 ML Junior Subordinated Indenture, dated as of May 2, 2007, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed May 2, 2007

4.208	Third Supplemental Indenture to the 2006 ML Junior Subordinated Indenture, dated as of August 22, 2007, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed August 22, 2007

4.209	Fourth Supplemental Indenture to the 2006 ML Junior Subordinated Indenture, dated as of September 30, 2013, among Bank of America Corporation, Merrill Lynch & Co., Inc. and The Bank of New York Mellon

4.210	Form of Certificate of Trust of Merrill Lynch Preferred Capital Trust III, Merrill Lynch Preferred Capital Trust IV, and Merrill Lynch Preferred Capital Trust V, incorporated by reference to Exhibit 4.1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859)

4.211	Form of Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust III, Merrill Lynch Preferred Capital Trust IV and Merrill Lynch Preferred Capital Trust V (including form of trust preferred security), incorporated by reference to Exhibit 4.2 to Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859)

4.212	Form of Certificate of Limited Partnership of Merrill Lynch Preferred Funding III, L.P., Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Funding V, L.P., incorporated by reference to Exhibit 4.3 to Merrill Lynch’s Registration Statement on Form S-3 (No 333-42859)

4.213	Amendment to the Certificate of Limited Partnership of Merrill Lynch Preferred Funding III, L.P., dated as of September 30, 2013

4.214	Amendment to the Certificate of Limited Partnership of Merrill Lynch Preferred Funding IV, L.P., dated as of September 30, 2013

4.215	Amendment to the Certificate of Limited Partnership of Merrill Lynch Preferred Funding V, L.P., dated as of September 30, 2013

4.216	Form of Amended and Restated Agreement of Limited Partnership of Merrill Lynch Preferred Funding III, L.P., Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Funding V L.P. (including form of partnership preferred security), incorporated by reference to Exhibit 4.4 to Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859)

4.217	Trust Preferred Securities Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Preferred Capital Trust III

4.218	Trust Preferred Securities Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Preferred Capital Trust IV

Exhibit No.	Description
4.219	Trust Preferred Securities Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Preferred Capital Trust V

4.220	Partnership Preferred Securities Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and Merrill Lynch Preferred Funding III, L.P.

4.221	Partnership Preferred Securities Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and Merrill Lynch Preferred Funding IV, L.P.

4.222	Partnership Preferred Securities Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and Merrill Lynch Preferred Funding V, L.P.

4.223	Affiliate Debenture Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and The Bank of New York Mellon, as guarantee trustee, in connection with Merrill Lynch Preferred Funding III, L.P.

4.224	Affiliate Debenture Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and The Bank of New York Mellon, as guarantee trustee, in connection with Merrill Lynch Preferred Funding IV, L.P.

4.225	Affiliate Debenture Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and The Bank of New York Mellon, as guarantee trust, in connection with Merrill Lynch Preferred Funding V, L.P.

4.226	Certificate of Trust of Merrill Lynch Capital Trust I, incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911)

4.227	Trust Agreement of Merrill Lynch Capital Trust I, incorporated by reference to Exhibit 4(c) to Post-Effective Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911)

4.228	Amended and Restated Trust Agreement of Merrill Lynch Capital Trust I (including form of trust preferred security), incorporated by reference to Exhibit 4(e) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed December 14, 2006

4.229	Guarantee Agreement between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Capital Trust I, incorporated by reference to Exhibit 4(f) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed December 14, 2006

4.230	First Amendment to Merrill Lynch Capital Trust I Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation, Merrill Lynch & Co., Inc. and The Bank of New York Mellon

4.231	Certificate of Trust of Merrill Lynch Capital Trust II, incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 2 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911)

4.232	Trust Agreement of Merrill Lynch Capital Trust II, incorporated by reference to Exhibit 4(c) to Post-Effective Amendment No. 2 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911)

4.233	Amended and Restated Trust Agreement of Merrill Lynch Capital Trust II, including form of Trust Preferred Security, incorporated by reference to Exhibit 4(e) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed May 2, 2007

Exhibit No.	Description
4.234	Guarantee Agreement between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Capital Trust II, incorporated by reference to Exhibit 4(f) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed May 2, 2007

4.235	First Amendment to Merrill Lynch Capital Trust II Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation, Merrill Lynch & Co., Inc. and The Bank of New York Mellon

4.236	Certificate of Trust of Merrill Lynch Capital Trust III, incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 3 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911)

4.237	Trust Agreement of Merrill Lynch Capital Trust III, incorporated by reference to Exhibit 4(c) to Post-Effective Amendment No. 3 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911)

4.238	Amended and Restated Trust Agreement of Merrill Lynch Capital Trust III, including form of Trust Preferred Security, incorporated by reference to Exhibit 4(e) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed August 22, 2007

4.239	Guarantee Agreement between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Capital Trust III, incorporated by reference to Exhibit 4(f) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed August 22, 2007

4.240	First Amendment to Merrill Lynch Capital Trust III Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation, Merrill Lynch & Co., Inc. and The Bank of New York Mellon

5.1	Opinion of McGuireWoods LLP, regarding legality of securities being registered ††

5.2	Opinion of Richards, Layton & Finger, P.A. as to Bank of America Corporation capital trusts ††

5.3	Opinion of McGuireWoods LLP regarding legality of securities being registered

5.4	Opinion of Richards, Layton & Finger, PA., as to Merrill Lynch capital trusts and limited partnerships

8.1	Opinion of Morrison & Foerster LLP ††

12.1	Calculation of Ratio of Earnings to Fixed Charges, and Ratio of Earnings to Fixed Charges and Preferred Dividends, incorporated herein by reference to Exhibit 12 of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2012

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)

23.3	Consent of Morrison & Foerster LLP (included in Exhibit 8.1)

23.4	Consent of PricewaterhouseCoopers LLP with respect to Bank of America Corporation

23.5	Consent of PricewaterhouseCoopers LLP with respect to Merrill Lynch Preferred Funding III, L.P. and Merrill Lynch Preferred Capital Trust III

23.6	Consent of PricewaterhouseCoopers LLP with respect to Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Capital Trust IV

Exhibit No.	Description
23.7	Consent of PricewaterhouseCoopers LLP with respect to Merrill Lynch Preferred Funding V, L.P. and Merrill Lynch Preferred Capital Trust V

23.8	Consent of McGuireWoods LLP (included in Exhibit 5.3)

23.9	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.4)

24.1	Power of Attorney

25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Senior Trustee, on Form T-1, with respect to the 1995 Company Senior Indenture described above in Exhibit 4.3 ††

25.2	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the 1995 Company Subordinated Indenture described above in Exhibit 4.15 ††

25.3	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.21 ††

25.4	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.24 ††

25.5	Intentionally omitted

25.6	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.29 ††

25.7	Statement of Eligibility of Deutsche Bank Trust Company Americas, as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.32 ††

25.8	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Senior Trustee, on Form T-1, with respect to the 2005 Countrywide Indenture described above in Exhibit 4.34 ††

25.9	Intentionally omitted

25.10	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Senior Trustee, on Form T-1, with respect to the 2001 Countrywide Indenture described above in Exhibit 4.43 ††

25.11	Statement of Eligibility of Deutsche Bank Trust Company Americas, as Subordinated Trustee, on Form T-1, with respect to the 2006 Countrywide Indenture described above in Exhibit 4.48 ††

25.12	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the Amended and Restated Senior Indenture described above in Exhibit 4.52 ††

25.13	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the Amended and Restated Subordinated Indenture described above in Exhibit 4.54 ††

25.14	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.56 ††

25.15	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.57 ††

Exhibit No.	Description
25.16	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the 2001 Company Restated Indenture described above in Exhibit 4.82 ††

25.17	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.173 ††

25.18	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust XVI, on Form T-1 ††

25.19	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust XVII, on Form T-1 ††

25.20	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust XVIII, on Form T-1 ††

25.21	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust XIX, on Form T-1 ††

25.22	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust XX, on Form T-1 ††

25.23	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust XVI, on Form T-1 ††

25.24	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust XVII, on Form T-1 ††

25.25	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust XVIII, on Form T-1 ††

25.26	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust XIX, on Form T-1 ††

25.27	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust XX, on Form T-1 ††

25.28-25.32	Intentionally omitted

25.33	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust VI ††

Exhibit No.	Description
25.34	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust VII ††

25.35	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust VIII ††

25.36	Intentionally omitted.

25.37	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XI ††

25.38	Intentionally omitted

25.39	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XIII ††

25.40	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XIV ††

25.41	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XV ††

25.42	Intentionally omitted

25.43	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of NB Capital Trust III ††

25.44-25.49	Intentionally omitted

25.50	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust VI ††

25.51	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust VII ††

25.52	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust VIII ††

25.53	Intentionally omitted

25.54	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XI ††

25.55	Intentionally omitted

25.56	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the HITS Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XIII ††

Exhibit No.	Description
25.57	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the HITS Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XIV ††

25.58	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XV ††

25.59	Intentionally omitted

25.60	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Guarantee Agreement for the benefit of the holders of capital securities of NB Capital Trust III ††

25.61	Intentionally omitted

25.62	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the 1983 ML Senior Indenture described in Exhibit 4.193

25.63	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the 1993 ML Senior Indenture described in Exhibit 4.199

25.64	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the 1996 ML Subordinated Indenture described in Exhibit 4.202

25.65	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the 2006 ML Junior Subordinated Indenture described in Exhibit 4.205

25.66	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust III

25.67	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust IV

25.68	Statement of Eligibility of The Bank of New York Mellon as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust V

25.69	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Trust Agreement of Merrill Lynch Capital Trust I

25.70	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Trust Agreement of Merrill Lynch Capital Trust II

25.71	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Trust Agreement of Merrill Lynch Capital Trust III

25.72	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Trust Preferred Securities Guarantee Agreement for the benefit of the holders of capital securities of Merrill Lynch Preferred Capital Trust III

25.73	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Trust Preferred Securities Guarantee Agreement for the benefit of the holders of capital securities of Merrill Lynch Preferred Capital Trust IV

Exhibit No.	Description
25.74	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Trust Preferred Securities Guarantee Agreement for the benefit of the holders of capital securities of Merrill Lynch Preferred Capital Trust V

25.75	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Guarantee Agreement for the benefit of the holders of capital securities of Merrill Lynch Capital Trust I

25.76	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Guarantee Agreement for the benefit of the holders of capital securities of Merrill Lynch Capital Trust II

25.77	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Guarantee Agreement for the benefit of the holders of capital securities of Merrill Lynch Capital Trust III

25.78	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Affiliate Debenture Guarantee Agreement in connection with Merrill Lynch Preferred Funding III, L.P.

25.79	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Affiliate Debenture Guarantee Agreement in connection with Merrill Lynch Preferred Funding IV, L.P.

25.80	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Affiliate Debenture Guarantee Agreement in connection with Merrill Lynch Preferred Funding V, L.P.

*	To be filed as an exhibit to a Current Report on Form 8-K at the time of a particular offering and incorporated herein by reference.
††	Previously filed.

Item 17. Undertakings.

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of a Registrant or used or referred to by an undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of such Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each undersigned Registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering, and related matters to the extent required by the applicable form, not later than the first use, authorized by the Registrant after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the Registrant and no reoffering of such securities by the purchasers is proposed to be made.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant for expenses the incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

BANK OF AMERICA CORPORATION

BY:	/S/ BRUCE R. THOMPSON
Bruce R. Thompson
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian T. Moynihan	President, Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2013

* Bruce R. Thompson	Chief Financial Officer (Principal Financial Officer)	October 1, 2013

* Neil A. Cotty	Chief Accounting Officer (Principal Accounting Officer)	October 1, 2013

* Sharon L. Allen	Director	October 1, 2013

* Susan S. Bies	Director	October 1, 2013

* Jack O. Bovender, Jr.	Director	October 1, 2013

* Frank P. Bramble, Sr.	Director	October 1, 2013

* Pierre J. P. de Weck	Director	October 1, 2013

* Arnold W. Donald	Director	October 1, 2013

* Charles K. Gifford	Director	October 1, 2013

Signature Page

Signature	Title	Date

* Charles O. Holliday, Jr.	Director	October 1, 2013

* Linda P. Hudson	Director	October 1, 2013

* Monica C. Lozano	Director	October 1, 2013

* Thomas J. May	Director	October 1, 2013

* Lionel L. Nowell, III	Director	October 1, 2013

* Clayton S. Rose	Director	October 1, 2013

* R. David Yost	Director	October 1, 2013

*By:	/S/ ROSS E. JEFFRIES
Ross E. Jeffries Attorney-in-Fact

Signature Page

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

BAC CAPITAL TRUST VI

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

By:	/S/ TIMOTHY L. PRATT
Timothy L. Pratt Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

BAC CAPITAL TRUST VII

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

By:	/S/ TIMOTHY L. PRATT
Timothy L. Pratt Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

BAC CAPITAL TRUST VIII

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

By:	/S/ TIMOTHY L. PRATT
Timothy L. Pratt Regular Trustee

Signature Page

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

BAC CAPITAL TRUST XI

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

By:	/S/ TIMOTHY L. PRATT
Timothy L. Pratt Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

BAC CAPITAL TRUST XV

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

By:	/S/ TIMOTHY L. PRATT
Timothy L. Pratt Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

BAC CAPITAL TRUST XVI

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

By:	/S/ TIMOTHY L. PRATT
Timothy L. Pratt Regular Trustee

Signature Page

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

BAC CAPITAL TRUST XVII

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

By:	/S/ TIMOTHY L. PRATT
Timothy L. Pratt Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

BAC CAPITAL TRUST XVIII

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

By:	/S/ TIMOTHY L. PRATT
Timothy L. Pratt Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

BAC CAPITAL TRUST XIX

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

By:	/S/ TIMOTHY L. PRATT
Timothy L. Pratt Regular Trustee

Signature Page

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

BAC CAPITAL TRUST XX

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

By:	/S/ TIMOTHY L. PRATT
Timothy L. Pratt Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

NB CAPITAL TRUST III

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

By:	/S/ TIMOTHY L. PRATT
Timothy L. Pratt Regular Trustee

Signature Page

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

BAC CAPITAL TRUST XIII

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

By:	/S/ TIMOTHY L. PRATT
Timothy L. Pratt Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

BAC CAPITAL TRUST XIV

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

By:	/S/ TIMOTHY L. PRATT
Timothy L. Pratt Regular Trustee

Signature Page

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

MERRILL LYNCH PREFERRED FUNDING III, L.P.

By:	BANK OF AMERICA CORPORATION as General Partner

By:	/S/ ANGELA C. JONES
Angela C. Jones Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

MERRILL LYNCH PREFERRED CAPITAL TRUST III

By:	/S/ BRADLEY M. TAYLOR
Bradley M. Taylor Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Signature Page

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

MERRILL LYNCH PREFERRED FUNDING IV, L.P.

By:	BANK OF AMERICA CORPORATION, as General Partner

By:	/S/ ANGELA C. JONES
Angela C. Jones Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

MERRILL LYNCH PREFERRED CAPITAL TRUST IV

By:	/S/ BRADLEY M. TAYLOR
Bradley M. Taylor Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Signature Page

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

MERRILL LYNCH PREFERRED FUNDING V, L.P.

By:	BANK OF AMERICA CORPORATION as General Partner

By:	/S/ ANGELA C. JONES
Angela C. Jones Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

MERRILL LYNCH PREFERRED CAPITAL TRUST V

By:	/S/ BRADLEY M. TAYLOR
Bradley M. Taylor Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Signature Page

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

MERRILL LYNCH CAPITAL TRUST I

By:	/S/ ANGELA C. JONES
Angela C. Jones Administrative Trustee

By:	/S/ TIMOTHY PRATT
Timothy Pratt Administrative Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

MERRILL LYNCH CAPITAL TRUST II

By:	/S/ ANGELA C. JONES
Angela C. Jones Administrative Trustee

By:	/S/ TIMOTHY PRATT
Timothy Pratt Administrative Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on October 1, 2013.

MERRILL LYNCH CAPITAL TRUST III

By:	/S/ ANGELA C. JONES
Angela C. Jones Administrative Trustee

By:	/S/ TIMOTHY PRATT
Timothy Pratt Administrative Trustee

Signature Page

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement for Debt Securities, incorporated herein by reference to Exhibit 1.1 of the Registration Statement on Form S-3 (No. 333-133852) of Bank of America Corporation (the “Company”)

1.2	Form of Underwriting Agreement for Preferred Stock, incorporated herein by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

1.3	Form of Underwriting Agreement for Common Stock, incorporated herein by reference to Exhibit 1.3 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

1.4	Form of Underwriting Agreement for Depositary Shares, incorporated herein by reference to Exhibit 1.4 of the Company’s Registration Statement on Form S-3 (No. 333-158663)

1.5	Form of Underwriting Agreement for Warrants and Units, incorporated herein by reference to Exhibit 1.4 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

1.6	Form of Underwriting Agreement for Purchase Contracts*

1.7	Form of Underwriting Agreement for Trust Securities, incorporated herein by reference to Exhibit 1.6 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

1.8	Distribution Agreement dated as of April 10, 2008, between Bank of America Corporation, Banc of America Securities LLC, and Banc of America Investment Services, Inc., incorporated herein by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed April 15, 2008
1.9	Letter agreement dated January 2, 2009, between Bank of America Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and First Republic Securities Company, LLC, incorporated herein by reference to Exhibit 1.9 of the Company’s Registration Statement on Form S-3 (No. 333-158663)

1.10	Form of Supplement to Series L Distribution Agreement, between Bank of America Corporation, Banc of America Securities LLC, Banc of America Investment Services, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and First Republic Securities Company, LLC, incorporated herein by reference to Exhibit 1.10 of the Company’s Registration Statement on Form S-3 (No. 333-158663)

1.11	Form of Second Supplement to Series L Distribution Agreement, between Bank of America Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated ††

4.1	Amended and Restated Certificate of Incorporation of Bank of America Corporation, including Certificates of Designation and other descriptions of outstanding series of Preferred Stock, incorporated herein by reference to Exhibit 3(a) of the Company’s Quarterly Report on Form 10-Q (File No. 1-6523) for the quarter ended June 30, 2013

4.2	Amended and Restated Bylaws of Bank of America Corporation, incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 22, 2013

4.3	Indenture dated as of January 1, 1995 (for senior debt securities), between NationsBank Corporation and BankAmerica National Trust Company, as trustee (the “1995 Company Senior Indenture”), incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3 (No. 33-57533)

Exhibit No.	Description
4.4	Successor Trustee Agreement effective December 15, 1995, between NationsBank Corporation and First Trust of New York, National Association (now U.S. Bank Trust National Association), as successor trustee to BankAmerica National Trust Company, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (No. 333-07229)

4.5	First Supplemental Indenture to the 1995 Company Senior Indenture, dated as of September 18, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and U.S. Bank Trust National Association, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 18, 1998

4.6	Second Supplemental Indenture to the 1995 Company Senior Indenture, dated as of May 7, 2001, among Bank of America Corporation, U.S. Bank Trust National Association, as Prior Trustee, and The Bank of New York, as Successor Trustee, incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 14, 2001

4.7	Third Supplemental Indenture to the 1995 Company Senior Indenture, dated as of July 28, 2004, between Bank of America Corporation (successor to NationsBank Corporation) and The Bank of New York (successor to U.S. Bank Trust National Association), incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 27, 2004

4.8	Fourth Supplemental Indenture to the 1995 Company Senior Indenture, dated as of April 28, 2006, between Bank of America Corporation and The Bank of New York Trust Company, N.A. (successor to The Bank of New York), incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.9	Agreement of Appointment and Acceptance dated as of December 29, 2006, between Bank of America Corporation and The Bank of New York Trust Company, N.A. (successor trustee to The Bank of New York), incorporated herein by reference to Exhibit 4(aaa) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2006

4.10	Fifth Supplemental Indenture to the 1995 Company Senior Indenture, dated as of December 1, 2008, between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York), incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed December 5, 2008

4.11	Sixth Supplemental Indenture to the 1995 Company Senior Indenture, dated as of February 23, 2011, between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A.(successor to The Bank of New York), incorporated herein by reference to Exhibit 4(ee) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2010

4.12	Form of Senior Registered Note, incorporated herein by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.13	Form of Global Senior Medium-Term Note, Series L ††

4.14	Form of Master Global Senior Medium-Term Note, Series L ††

4.15	Indenture dated as of January 1, 1995 (for subordinated debt securities), between NationsBank Corporation and The Bank of New York, as trustee (the “the 1995 Company Subordinated Indenture”), incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (No. 33-57533)

Exhibit No.	Description
4.16	First Supplemental Indenture to the 1995 Company Subordinated Indenture, dated as of August 28, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.8 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 18, 1998

4.17	Second Supplemental Indenture to the 1995 Company Subordinated Indenture, dated as of January 25, 2007, between Bank of America Corporation and The Bank of New York Trust Company, N.A., incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-4 (No. 333-141361)

4.18	Third Supplemental Indenture to the 1995 Company Subordinated Indenture, dated as of February 23, 2011, between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A.(successor to The Bank of New York), incorporated herein by reference to Exhibit 4(ff) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2010

4.19	Form of Subordinated Registered Note, incorporated herein by reference to Exhibit 4.10 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.20	Form of Global Subordinated Medium-Term Note, Series L ††

4.21	Indenture dated as of November 1, 1992, between NationsBank Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K (File No. 1-6523) filed March 1, 1993

4.22	First Supplemental Indenture dated as of July 1, 1993, between NationsBank Corporation and The Bank of New York, as Trustee, to the Indenture dated as of November 1, 1992 between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed July 7, 1993

4.23	Second Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and The Bank of New York, as Trustee, to the Indenture dated as of November 1, 1992 between NationsBank Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4(i) to the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998

4.24	Indenture dated as of September 1, 1989 between NCNB Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 33-30717)

4.25	First Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation (successor to NCNB Corporation), NationsBank (DE) Corporation and The Bank of New York, as Trustee, to the Indenture dated as of September 1, 1989 between NCNB Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4(f) to the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998

4.26-4.28	Intentionally omitted

4.29	Indenture dated as of October 1, 1992, between Fleet Financial Group, Inc. and The First National Bank of Chicago, as Trustee, incorporated herein by reference to Exhibit 4(d) to the Registration Statement on Form S-3/A (No. 33-50216) of Fleet Financial Group, Inc.

Exhibit No.	Description
4.30	First Supplemental Indenture dated as of November 30, 1992, between Fleet Financial Group, Inc. and The First National Bank of Chicago, as Trustee, incorporated herein by reference to Exhibit 4 to Fleet Financial Group, Inc.’s Current Report on Form 8-K (File No. 1-06366) filed December 2, 1992

4.31	Second Supplemental Indenture dated as of March 18, 2004, among Bank of America, FleetBoston Financial Corporation (successor to Fleet Financial Group, Inc.), and J.P. Morgan Trust Company, N.A. (successor to The First National Bank of Chicago), as Trustee, incorporated herein by reference to Exhibit 4.59 to Bank of America’s Amendment No. 1 to Registration Statement on Form S-3 (No. 333-112708)

4.32	Indenture dated as of September 29, 1992, between MBNA Corporation and Bankers Trust Company, as Trustee, incorporated herein by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (No. 33-95600) of MBNA Corporation

4.33	First Supplemental Indenture dated as of December 21, 2005, among Bank of America Corporation, MBNA Corporation and Deutsche Bank Trust Company Americas (successor to Bankers Trust Company), as Trustee, incorporated herein by reference to Exhibit 4.32 to the Company’s Registration Statement on Form S-3 (No. 333-130821)

4.34	Indenture dated as of February 1, 2005, among Countrywide Financial Corporation, Countrywide Home Loans, Inc. and The Bank of New York, as Trustee (the “2005 Countrywide Indenture”), incorporated herein by reference to Exhibit 4.58 of Countrywide Financial Corporation’s Quarterly Report on Form 10-Q (File No. 1-12331-01) for the quarter ended March 31, 2006

4.35	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2005 Countrywide Indenture, incorporated herein by reference to Exhibit 4.2 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed July 8, 2008

4.36	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation), Countrywide Home Loans, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2005 Countrywide Indenture, incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008

4.37	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2005 Countrywide Indenture, incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008

4.38-4.42	Intentionally omitted

4.43	Indenture dated as of December 1, 2001, among Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee (the “2001 Countrywide Indenture”), incorporated herein by reference to Exhibit 4.25 to Countrywide Financial Corporation’s Annual Report on Form 10-K (File No. 1-12331-01) for the year ended December 31, 2003

Exhibit No.	Description

4.44	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2001 Countrywide Indenture, incorporated herein by reference to Exhibit 4.4 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed July 8, 2008

4.45	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2001 Countrywide Indenture, incorporated herein by reference to Exhibit 4.15 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008

4.46	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2001 Countrywide Indenture, incorporated herein by reference to Exhibit 4.16 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008

4.47	Agreement of Resignation, Appointment and Acceptance dated as of December 10, 2008, among Bank of America Corporation, The Bank of New York Mellon (formerly The Bank of New York) and The Bank of New York Mellon Trust Company, N.A., incorporated herein by reference to Exhibit 4.76 of the Company’s Post-Effective Amendment No.1 to the Registration Statement on Form S-3 (No. 333-158663)

4.48	Indenture dated as of May 16, 2006, between Countrywide Financial Corporation and The Bank of New York, as Trustee (the “2006 Countrywide Indenture”), relating to the 6.25% Subordinated Notes due May 15, 2016, incorporated herein by reference to Exhibit 4.27 to Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed May 16, 2006

4.49	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Financial Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2006 Countrywide Indenture, incorporated herein by reference to Exhibit 4.1 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed July 8, 2008

4.50	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the 2006 Countrywide Indenture, incorporated herein by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008

4.51	Agreement of Resignation, Appointment and Acceptance, dated as of January 1, 2009, among Bank of America Corporation (successor in interest to Countrywide Financial Corporation), as issuer; the Bank of New York Mellon, as the resigning trustee, and Deutsche Bank Trust Company Americas, as successor trustee, relating to the 2006 Countrywide Indenture, incorporated herein by reference to Exhibit 4.172 of the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement No. 333-158663)

Exhibit No.	Description
4.52	Amended and Restated Senior Indenture dated as of July 1, 2001 (for senior Internotes) between Bank of America Corporation and The Bank of New York, as trustee (the “Amended and Restated Senior Indenture”), incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (No. 333-65750)

4.53	First Supplemental Indenture dated as of February 23, 2011, between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York), supplementing the Amended and Restated Senior Indenture, incorporated herein by reference to Exhibit 4(gg) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2010

4.54	Amended and Restated Subordinated Indenture dated as of July 1, 2001 (for subordinated Internotes) between Bank of America Corporation and The Bank of New York, as trustee (the “Amended and Restated Subordinated Indenture”), incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (No. 333-65750)

4.55	First Supplemental Indenture dated as of February 23, 2011, between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York), supplementing the Amended and Restated Subordinated Indenture, incorporated herein by reference to Exhibit 4(hh) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2010

4.56	Restated Senior Indenture dated as of January 1, 2001 between Bank of America Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.1 of the Company’s Amendment No. 1 to Registration Statement on Form S-3 (No. 333-47222)

4.57	Restated Subordinated Indenture dated as of January 1, 2001 between Bank of America Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.2 of the Company’s Amendment No. 1 to Registration Statement on Form S-3 (No. 333-47222)

4.58	Form of Certificate for Preferred Stock, incorporated herein by reference to Exhibit 4.14 of the Company’s Registration Statement on Form S-3 (No. 333-112708)

4.59	Specimen Common Stock Certificate, incorporated herein by reference to Exhibit 4.15 of the Company’s Registration Statement on Form S-3 (No. 333-112708)

4.60	Form of Deposit Agreement, incorporated herein by reference to Exhibit 4.20 of the Company’s Registration Statement on Form S-3 (No. 333-158663)

4.61	Form of Depositary Receipt (included in Exhibit 4.60)

4.62	Form of Warrant Agreement for Universal Warrant*

4.63	Form of Warrant Agreement for Warrants Sold Alone*

4.64	Form of Warrant Agreement for Warrants Sold Attached to Debt Securities*

4.65	Form of Prepaid Unit Agreement, including form of prepaid unit certificate*

4.66	Form of Non-Prepaid Unit Agreement*

4.67	Form of Put Warrant (included in Exhibit 4.63)

4.68	Form of Call Warrant (included in Exhibit 4.63)

4.69	Form of Prepaid Purchase Contract*

Exhibit No.	Description
4.70	Form of Non-Prepaid Purchase Contract*

4.71	Certificate of Trust of BAC Capital Trust XVI, incorporated herein by reference to Exhibit 4.28 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.72	Certificate of Trust of BAC Capital Trust XVII, incorporated herein by reference to Exhibit 4.29 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.73	Certificate of Trust of BAC Capital Trust XVIII, incorporated herein by reference to Exhibit 4.30 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.74	Certificate of Trust of BAC Capital Trust XIX, incorporated herein by reference to Exhibit 4.31 of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-133852)

4.75	Certificate of Trust of BAC Capital Trust XX, incorporated herein by reference to Exhibit 4.32 of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-133852)

4.76	Declaration of Trust of BAC Capital Trust XVI, incorporated herein by reference to Exhibit 4.37 of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-133852)

4.77	Declaration of Trust of BAC Capital Trust XVII, incorporated herein by reference to Exhibit 4.38 of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-133852)

4.78	Declaration of Trust of BAC Capital Trust XVIII, incorporated herein by reference to Exhibit 4.39 of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-133852)

4.79	Declaration of Trust of BAC Capital Trust XIX, incorporated herein by reference to Exhibit 4.40 of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-133852)

4.80	Declaration of Trust of BAC Capital Trust XX, incorporated herein by reference to Exhibit 4.41 of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-133852)

4.81	Form of Amended and Restated Declaration of Trust for each of BAC Capital Trusts XVI-XX ††

4.82	Restated Indenture dated as of November 1, 2001 (for junior subordinated debt securities) between Bank of America Corporation and The Bank of New York, as Trustee (the “2001 Company Restated Indenture”), incorporated herein by reference to Exhibit 4.10 of Amendment No. 1 to the Company’s Registration Statement on Form S-3 (No. 333-70984)

4.83	Form of Supplemental Indenture to be used in connection with the issuance of the Company’s Junior Subordinated Notes, incorporated herein by reference to Exhibit 4.44 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.84	Form of Capital Security (included in 4.81 above)

4.85	Form of Junior Subordinated Note (included in 4.83 above)

Exhibit No.	Description
4.86	Form of Guarantee with respect to Capital Securities to be issued by the respective BAC Capital Trusts XVI-XX, incorporated herein by reference to Exhibit 4.47 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.87-4.91	Intentionally omitted

4.92	Certificate of Trust of BAC Capital Trust VI, incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 (No. 333-104151)

4.93	Certificate of Trust of BAC Capital Trust VII, incorporated herein by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-3 (No. 333-104151)

4.94	Certificate of Trust of BAC Capital Trust VIII, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (No. 333-123714)

4.95	Intentionally omitted

4.96	Certificate of Trust of BAC Capital Trust XI, incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (No. 333-123714)

4.97	Intentionally omitted

4.98	Certificate of Trust of BAC Capital Trust XIII, incorporated herein by reference to Exhibit 4.25 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.99	Certificate of Trust of BAC Capital Trust XIV, incorporated herein by reference to Exhibit 4.26 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.100	Certificate of Trust of BAC Capital Trust XV, incorporated herein by reference to Exhibit 4.27 of the Company’s Registration Statement on Form S-3 (No. 333-133852)

4.101	Intentionally omitted

4.102	Certificate of Trust of NB Capital Trust III, incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 (No. 333-15375)

4.103-4.108	Intentionally omitted

4.109	Amended and Restated Declaration of Trust of BAC Capital Trust VI dated as of February 24, 2005 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 9, 2005

4.110	Amended and Restated Declaration of Trust of BAC Capital Trust VII dated as of August 4, 2005 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 11, 2005

4.111	Amended and Restated Declaration of Trust of BAC Capital Trust VIII dated as of August 17, 2005 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 26, 2005

Exhibit No.	Description
4.112	Intentionally omitted

4.113	Amended and Restated Declaration of Trust of BAC Capital Trust XI dated as of May 15, 2006 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed May 23, 2006

4.114	Intentionally omitted

4.115	Amended and Restated Declaration of Trust of BAC Capital Trust XIII dated as of February 16, 2007 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007

4.116	Amended and Restated Declaration of Trust of BAC Capital Trust XIV dated as of February 16, 2007 (including form of capital security), incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007

4.117	Amended and Restated Declaration of Trust of BAC Capital Trust XV dated May 23, 2007 (including form of capital security), incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 1, 2007

4.118	Intentionally omitted

4.119	Amended and Restated Declaration of Trust of NB Capital Trust III dated January 22, 1997 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 3, 1997

4.120-41.30	Intentionally omitted

4.131	Amendment No. 1 to the Amended and Restated Declaration of Trust of BAC Capital Trust VI, dated as of November 7, 2011 ††

4.132	Amendment No. 2 to the Amended and Restated Declaration of Trust of BAC Capital Trust VI, dated as of November 10, 2011 ††

4.133	Amendment No. 1 to the Amended and Restated Declaration of Trust of BAC Capital Trust VII, dated as of November 7, 2011 ††

4.134	Amendment No. 2 to the Amended and Restated Declaration of Trust of BAC Capital Trust VII, dated as of November 10, 2011 ††

4.135	Amendment No. 1 to the Amended and Restated Declaration of Trust of BAC Capital Trust VII, dated as of November 7, 2011 ††

4.136	Amendment No. 2 to the Amended and Restated Declaration of Trust of BAC Capital Trust VIII, dated as of November 10, 2011 ††

4.137-4.138	Intentionally omitted

4.139	Amendment No. 1 to the Amended and Restated Declaration of Trust of BAC Capital Trust XI, dated as of November 7, 2011 ††

4.140	Amendment No. 2 to the Amended and Restated Declaration of Trust of BAC Capital Trust XI, dated as of November 10, 2011 ††

4.141-4.142	Intentionally omitted

Exhibit No.	Description
4.143	Amendment No. 1 to the Amended and Restated Declaration of Trust of BAC Capital Trust XIII, dated as of December 8, 2011 ††

4.144	Amendment No. 2 to the Amended and Restated Declaration of Trust of BAC Capital Trust XIII, dated as of January 12, 2012 ††

4.145	Amendment No. 1 to the Amended and Restated Declaration of Trust of BAC Capital Trust XIV, dated as of December 8, 2011 ††

4.146	Amendment No. 2 to the Amended and Restated Declaration of Trust of BAC Capital Trust XIV, dated as of January 12, 2012 ††

4.147	Amendment No. 1 to the Amended and Restated Declaration of Trust of BAC Capital Trust XV, dated as of November 7, 2011 ††

4.148	Amendment No. 2 to the Amended and Restated Declaration of Trust of BAC Capital Trust XV, dated as of November 10, 2011 ††

4.149-4.150	Intentionally omitted

4.151	Amendment No. 1 to the Amended and Restated Declaration of Trust of NB Capital Trust III, dated as of November 7, 2011 ††

4.152-41.59	Amendment No. 2 to the Amended and Restated Declaration of Trust of NB Capital Trust III, dated as of November 10, 2011 ††

4.160	Sixth Supplemental Indenture dated as of March 8, 2005 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, to the 2001 Company Restated Indenture, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 9, 2005

4.161	Seventh Supplemental Indenture dated as of August 10, 2005 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, to the 2001 Company Restated Indenture, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 11, 2005

4.162	Eighth Supplemental Indenture dated as of August 25, 2005 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, to the 2001 Company Restated Indenture, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 26, 2005

4.163	Intentionally omitted

4.164	Eleventh Supplemental Indenture dated as of May 23, 2006 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, to the 2001 Company Restated Indenture, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed May 23, 2006

4.165	Intentionally omitted

4.166	Thirteenth Supplemental Indenture dated as of February 16, 2007 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York Trust Company, N.A., as successor Trustee, to the 2001 Restated Indenture, incorporated herein by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007

Exhibit No.	Description
4.167	Fourteenth Supplemental Indenture dated as of February 16, 2007 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York Trust Company, N.A., as successor Trustee, to the 2001 Restated Indenture, incorporated herein by reference to Exhibit 4.7 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007

4.168	Fifteenth Supplemental Indenture dated as of May 31, 2007 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York Trust Company, N.A., as successor Trustee, to the 2001 Company Restated Indenture, incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 1, 2007

4.169	Sixteenth Supplemental Indenture dated as of December 8, 2011 between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, to the 2001 Restated Indenture, incorporated herein by reference to Exhibit 4(ff) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2011

4.170	Seventeenth Supplemental Indenture dated as of December 8, 2011 between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, to the 2001 Restated Indenture, incorporated herein by reference to Exhibit 4(gg) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2011

4.171	Eighteenth Supplemental Indenture dated as of January 12, 2012 between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, to the 2001 Restated Indenture, incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed January 13, 2012

4.172	Nineteenth Supplemental Indenture dated as of January 12, 2012 between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, to the 2001 Restated Indenture, incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed January 13, 2012

4.173	Indenture dated as of November 27, 1996 between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.10 of the Company’s Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-15375)

4.174	Intentionally omitted

4.175	Third Supplemental Indenture dated as of February 3, 1997 (including form of junior subordinated note) between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 3, 1997

4.176-4.181	Intentionally omitted

4.182	Capital Securities Guarantee Agreement with respect to BAC Capital Trust VI, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 9, 2005

4.183	Capital Securities Guarantee Agreement with respect to BAC Capital Trust VII, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 11, 2005

Exhibit No.	Description
4.184	Capital Securities Guarantee Agreement with respect to BAC Capital Trust VIII, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 26, 2005

4.185	Intentionally omitted

4.186	Capital Securities Guarantee Agreement with respect to BAC Capital Trust XI, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed May 23, 2006

4.187	Intentionally omitted

4.188	HITS Guarantee Agreement with respect to BAC Capital Trust XIII, incorporated herein by reference to Exhibit 4.12 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007

4.189	HITS Guarantee Agreement with respect to BAC Capital Trust XIV, incorporated herein by reference to Exhibit 4.13 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007

4.190	Capital Securities Guarantee Agreement with respect to BAC Capital Trust XV, incorporated herein by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 1, 2007

4.191	Intentionally omitted

4.192	Form of Guarantee Agreement with respect to NB Capital Trust III, incorporated herein by reference to Exhibit 4.12 of the Company’s Registration Statement on Form S-3 (Registration No. 333-18273)

4.193	Senior Indenture, dated as of April 1, 1983, as amended and restated as of April 1, 1987, between Merrill Lynch & Co., Inc. (“Merrill Lynch”) and The Bank of New York Mellon,[1] as Trustee (the “1983 ML Senior Indenture”), and the Supplemental Indenture thereto dated as of March 15, 1990, incorporated by reference to Exhibit 4(i) to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 31, 1999 (the “1999 ML 10-K”)

4.194	Sixth Supplemental Indenture to the 1983 ML Senior Indenture, dated as of October 25, 1993, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(ii) to the 1999 ML 10-K

4.195	Twelfth Supplemental Indenture to the 1983 ML Senior Indenture, dated as of September 1, 1998, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No 1-7182) filed October 21, 1998

4.196	Fifteenth Supplemental Indenture to the 1983 ML Senior Indenture, dated as of October 14, 2003, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b)(ix) to Merrill Lynch’s Registration Statement on Form 5-3 (No. 333-109802)

4.197	Eighteenth Supplemental Indenture to the 1983 ML Senior Indenture, dated as of October 21, 2004, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b)(xiv) to Merrill Lynch’s Registration Statement on Form 5-3 (No. 333122639)

[1]	As used in this section of this Registration Statement, “The Bank of New York Mellon” means The Bank of New York Mellon, a New York banking corporation and successor to the corporate trust business of The Bank of New York, JPMorgan Chase Bank, N.A., the entity formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).

Exhibit No.	Description
4.198	Twentieth Supplemental Indenture to the 1983 ML Indenture, dated as of September 30, 2013, among Bank of America Corporation, Merrill Lynch & Co., Inc. and The Bank of New York Mellon

4.199	Senior Indenture, dated as of October 1, 1993, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon (the “1993 ML Senior Indenture”), incorporated by reference to Exhibit 4(iv) to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 25, 1998

4.200	First Supplemental Indenture to the 1993 ML Senior Indenture, dated as of June 1, 1998, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed July 2, 1998

4.201	Second Supplemental Indenture to the 1993 ML Indenture, dated as of September 30, 2013, among Bank of America Corporation, Merrill Lynch & Co., Inc. and The Bank of New York Mellon

4.202	Form of Subordinated Indenture, dated as of December 17, 1996, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, as Trustee (the “1996 ML Subordinated Indenture”), incorporated by reference to Exhibit 4.7 to Amendment No. 2 to Merrill Lynch’s Registration Statement on Form S-3 (No 333-16603)

4.203	Supplemental Indenture to the 1996 ML Subordinated Indenture, dated as of May 16, 2006, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No 1-7182) filed May 16, 2006

4.204	Second Supplemental Indenture to the 1996 ML Subordinated Indenture, dated as of September 30, 2013, among Bank of America Corporation, Merrill Lynch & Co., Inc. and The Bank of New York Mellon

4.205	Junior Subordinated Indenture, dated as of December 14, 2006, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, as trustee (the “2006 ML Junior Subordinated Indenture), incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed December 14, 2006

4.206	First Supplemental Indenture to the 2006 ML Junior Subordinated Indenture, dated as of December 14, 2006, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed December 14, 2006

4.207	Second Supplemental Indenture to the 2006 ML Junior Subordinated Indenture, dated as of May 2, 2007, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed May 2, 2007

4.208	Third Supplemental Indenture to the 2006 ML Junior Subordinated Indenture, dated as of August 22, 2007, between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed August 22, 2007

4.209	Fourth Supplemental Indenture to the 2006 ML Junior Subordinated Indenture, dated as of September 30, 2013, among Bank of America Corporation, Merrill Lynch & Co., Inc. and The Bank of New York Mellon

Exhibit No.	Description
4.210	Form of Certificate of Trust of Merrill Lynch Preferred Capital Trust III, Merrill Lynch Preferred Capital Trust IV, and Merrill Lynch Preferred Capital Trust V, incorporated by reference to Exhibit 4.1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859)

4.211	Form of Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust III, Merrill Lynch Preferred Capital Trust IV and Merrill Lynch Preferred Capital Trust V (including form of trust preferred security), incorporated by reference to Exhibit 4.2 to Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859)

4.212	Form of Certificate of Limited Partnership of Merrill Lynch Preferred Funding III, L.P., Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Funding V, L.P., incorporated by reference to Exhibit 4.3 to Merrill Lynch’s Registration Statement on Form S-3 (No 333-42859)

4.213	Amendment to the Certificate of Limited Partnership of Merrill Lynch Preferred Funding III, L.P., dated as of September 30, 2013

4.214	Amendment to the Certificate of Limited Partnership of Merrill Lynch Preferred Funding IV, L.P., dated as of September 30, 2013

4.215	Amendment to the Certificate of Limited Partnership of Merrill Lynch Preferred Funding V, L.P., dated as of September 30, 2013

4.216	Form of Amended and Restated Agreement of Limited Partnership of Merrill Lynch Preferred Funding III, L.P., Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Funding V L.P. (including form of partnership preferred security), incorporated by reference to Exhibit 4.4 to Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859)

4.217	Trust Preferred Securities Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Preferred Capital Trust III

4.218	Trust Preferred Securities Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Preferred Capital Trust IV

4.219	Trust Preferred Securities Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Preferred Capital Trust V

4.220	Partnership Preferred Securities Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and Merrill Lynch Preferred Funding III, L.P.

4.221	Partnership Preferred Securities Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and Merrill Lynch Preferred Funding IV, L.P.

4.222	Partnership Preferred Securities Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and Merrill Lynch Preferred Funding V, L.P.

4.223	Affiliate Debenture Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and The Bank of New York Mellon, as guarantee trustee, in connection with Merrill Lynch Preferred Funding III, L.P.

4.224	Affiliate Debenture Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and The Bank of New York Mellon, as guarantee trustee, in connection with Merrill Lynch Preferred Funding IV, L.P.

Exhibit No.	Description
4.225	Affiliate Debenture Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation and The Bank of New York Mellon, as guarantee trust, in connection with Merrill Lynch Preferred Funding V, L.P.

4.226	Certificate of Trust of Merrill Lynch Capital Trust I, incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911)

4.227	Trust Agreement of Merrill Lynch Capital Trust I, incorporated by reference to Exhibit 4(c) to Post-Effective Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911)

4.228	Amended and Restated Trust Agreement of Merrill Lynch Capital Trust I (including form of trust preferred security), incorporated by reference to Exhibit 4(e) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed December 14, 2006

4.229	Guarantee Agreement between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Capital Trust I, incorporated by reference to Exhibit 4(f) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed December 14, 2006

4.230	First Amendment to Merrill Lynch Capital Trust I Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation, Merrill Lynch & Co., Inc. and The Bank of New York Mellon

4.231	Certificate of Trust of Merrill Lynch Capital Trust II, incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 2 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911)

4.232	Trust Agreement of Merrill Lynch Capital Trust II, incorporated by reference to Exhibit 4(c) to Post-Effective Amendment No. 2 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911)

4.233	Amended and Restated Trust Agreement of Merrill Lynch Capital Trust II, including form of Trust Preferred Security, incorporated by reference to Exhibit 4(e) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed May 2, 2007

4.234	Guarantee Agreement between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Capital Trust II, incorporated by reference to Exhibit 4(f) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed May 2, 2007

4.235	First Amendment to Merrill Lynch Capital Trust II Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation, Merrill Lynch & Co., Inc. and The Bank of New York Mellon

4.236	Certificate of Trust of Merrill Lynch Capital Trust III, incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 3 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911)

4.237	Trust Agreement of Merrill Lynch Capital Trust III, incorporated by reference to Exhibit 4(c) to Post-Effective Amendment No. 3 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911)

4.238	Amended and Restated Trust Agreement of Merrill Lynch Capital Trust III, including form of Trust Preferred Security, incorporated by reference to Exhibit 4(e) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed August 22, 2007

Exhibit No.	Description
4.239	Guarantee Agreement between Merrill Lynch & Co., Inc. and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Capital Trust III, incorporated by reference to Exhibit 4(f) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) filed August 22, 2007

4.240	First Amendment to Merrill Lynch Capital Trust III Guarantee Agreement, dated as of September 30, 2013, among Bank of America Corporation, Merrill Lynch & Co., Inc. and The Bank of New York Mellon

5.1	Opinion of McGuireWoods LLP, regarding legality of securities being registered ††

5.2	Opinion of Richards, Layton & Finger, P.A. as to Bank of America Corporation capital trusts ††

5.3	Opinion of McGuireWoods LLP regarding legality of securities being registered

5.4	Opinion of Richards, Layton & Finger, PA., as to Merrill Lynch capital trusts and limited partnerships

8.1	Opinion of Morrison & Foerster LLP ††

12.1	Calculation of Ratio of Earnings to Fixed Charges, and Ratio of Earnings to Fixed Charges and Preferred Dividends, incorporated herein by reference to Exhibit 12 of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2012

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)

23.3	Consent of Morrison & Foerster LLP (included in Exhibit 8.1)

23.4	Consent of PricewaterhouseCoopers LLP with respect to Bank of America Corporation

23.5	Consent of PricewaterhouseCoopers LLP with respect to Merrill Lynch Preferred Funding III, L.P. and Merrill Lynch Preferred Capital Trust III

23.6	Consent of PricewaterhouseCoopers LLP with respect to Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Capital Trust IV

23.7	Consent of PricewaterhouseCoopers LLP with respect to Merrill Lynch Preferred Funding V, L.P. and Merrill Lynch Preferred Capital Trust V

23.8	Consent of McGuireWoods LLP (included in Exhibit 5.3)

23.9	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.4)

24.1	Power of Attorney

25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Senior Trustee, on Form T-1, with respect to the 1995 Company Senior Indenture described above in Exhibit 4.3 ††

25.2	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the 1995 Company Subordinated Indenture described above in Exhibit 4.15 ††

25.3	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.21 ††

25.4	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.24 ††

Exhibit No.	Description
25.5	Intentionally omitted

25.6	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.29 ††

25.7	Statement of Eligibility of Deutsche Bank Trust Company Americas, as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.32 ††

25.8	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Senior Trustee, on Form T-1, with respect to the 2005 Countrywide Indenture described above in Exhibit 4.34 ††

25.9	Intentionally omitted

25.10	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Senior Trustee, on Form T-1, with respect to the 2001 Countrywide Indenture described above in Exhibit 4.43 ††

25.11	Statement of Eligibility of Deutsche Bank Trust Company Americas, as Subordinated Trustee, on Form T-1, with respect to the 2006 Countrywide Indenture described above in Exhibit 4.48 ††

25.12	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the Amended and Restated Senior Indenture described above in Exhibit 4.52 ††

25.13	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the Amended and Restated Subordinated Indenture described above in Exhibit 4.54 ††

25.14	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.56 ††

25.15	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.57 ††

25.16	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the 2001 Company Restated Indenture described above in Exhibit 4.82 ††

25.17	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.173 ††

25.18	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust XVI, on Form T-1 ††

25.19	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust XVII, on Form T-1 ††

25.20	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust XVIII, on Form T-1 ††

25.21	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust XIX, on Form T-1 ††

Exhibit No.	Description
25.22	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust XX, on Form T-1 ††

25.23	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust XVI, on Form T-1 ††

25.24	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust XVII, on Form T-1 ††

25.25	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust XVIII, on Form T-1 ††

25.26	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust XIX, on Form T-1 ††

25.27	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust XX, on Form T-1 ††

25.28-25.32	Intentionally omitted

25.33	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust VI ††

25.34	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust VII ††

25.35	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust VIII ††

25.36	Intentionally omitted.

25.37	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XI ††

25.38	Intentionally omitted

25.39	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XIII ††

25.40	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XIV ††

25.41	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XV ††

Exhibit No.	Description
25.42	Intentionally omitted

25.43	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of NB Capital Trust III ††

25.44-25.49	Intentionally omitted

25.50	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust VI ††

25.51	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust VII ††

25.52	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust VIII ††

25.53	Intentionally omitted

25.54	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XI ††

25.55	Intentionally omitted

25.56	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the HITS Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XIII ††

25.57	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the HITS Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XIV ††

25.58	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XV ††

25.59	Intentionally omitted

25.60	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Guarantee Agreement for the benefit of the holders of capital securities of NB Capital Trust III ††

25.61	Intentionally omitted

25.62	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the 1983 ML Senior Indenture described in Exhibit 4.193

25.63	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the 1993 ML Senior Indenture described in Exhibit 4.199

25.64	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the 1996 ML Subordinated Indenture described in Exhibit 4.202

25.65	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the 2006 ML Junior Subordinated Indenture described in Exhibit 4.205

Exhibit No.	Description
25.66	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust III

25.67	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust IV

25.68	Statement of Eligibility of The Bank of New York Mellon as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust V

25.69	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Trust Agreement of Merrill Lynch Capital Trust I

25.70	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Trust Agreement of Merrill Lynch Capital Trust II

25.71	Statement of Eligibility of The Bank of New York Mellon, as Property Trustee, on Form T-1, with respect to the Amended and Restated Trust Agreement of Merrill Lynch Capital Trust III

25.72	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Trust Preferred Securities Guarantee Agreement for the benefit of the holders of capital securities of Merrill Lynch Preferred Capital Trust III

25.73	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Trust Preferred Securities Guarantee Agreement for the benefit of the holders of capital securities of Merrill Lynch Preferred Capital Trust IV

25.74	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Trust Preferred Securities Guarantee Agreement for the benefit of the holders of capital securities of Merrill Lynch Preferred Capital Trust V

25.75	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Guarantee Agreement for the benefit of the holders of capital securities of Merrill Lynch Capital Trust I

25.76	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Guarantee Agreement for the benefit of the holders of capital securities of Merrill Lynch Capital Trust II

25.77	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Guarantee Agreement for the benefit of the holders of capital securities of Merrill Lynch Capital Trust III

25.78	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Affiliate Debenture Guarantee Agreement in connection with Merrill Lynch Preferred Funding III, L.P.

25.79	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Affiliate Debenture Guarantee Agreement in connection with Merrill Lynch Preferred Funding IV, L.P.

25.80	Statement of Eligibility of The Bank of New York Mellon, as Guarantee Trustee, on Form T-1, with respect to the Affiliate Debenture Guarantee Agreement in connection with Merrill Lynch Preferred Funding V, L.P.

*	To be filed as an exhibit to a Current Report on Form 8-K at the time of a particular offering and incorporated herein by reference.
††	Previously filed.